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                                                                    EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE

      The following table sets forth the computation of dilutive earnings per share ("EPS") for the three months ended March 31, 2005 and 2004.

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
                                                                                        THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                  -----------------------------
                                                                                       2005           2004
                                                                                  -------------  --------------
NUMERATOR:
Net income as reported for basic EPS............................................  $     737,066  $      767,241
Adjustments to income for diluted EPS...........................................         20,061          48,039
                                                                                  -------------  --------------

   Net income for diluted EPS..................................................   $     757,127  $      815,280
                                                                                  =============  ==============

DENOMINATOR:

Weighted average shares for basic earnings per share............................     15,689,872      12,052,183
Effect of dilutive securities:
   Stock options................................................................        661,908       1,082,535
   Warrants.....................................................................        270,936       1,019,569
   Conversion of debt instruments...............................................        840,902       1,479,568
                                                                                  -------------  --------------
Adjusted weighted average shares and assumed conversions for EPS................     17,463,618      15,633,855
                                                                                  =============  ==============

Basic EPS.......................................................................  $        0.05  $         0.06
                                                                                  =============  ==============
Diluted EPS.....................................................................  $        0.04  $         0.05
                                                                                  =============  ==============
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